EXHIBIT 21

                        GENERAL MILLS, INC. SUBSIDIARIES
                             (as of August 1, 2000)

                                                                                                    Percentage
                                                                            Country or               of Voting
                                                                            State in Which          Securities
                                                                            Each Subsidiary           Owned
                                                                            Was Organized             (Note 1)
                                                                            -------------           ----------
CEREAL PARTNERS POLAND TORUN-PACIFIC SP. Z O.O.                             Poland                          50
COLOMBO YOGURT SHOP, QUINCY MARKET, INC.                                    Delaware                       100
COLOMBO, INC.                                                               Delaware                       100
C.P.A. CEREAL PARTNERS HANDELSGESELLSCHAFT
   m.b.H. (Note 10)                                                         Austria                         50
C.P.D. CEREAL PARTNERS DEUTSCHLAND
   VERWALTUNGSGESSELSCHAFT m.b.H (Note 2)                                   Germany                         50
CPW MEXICO S. de R.L. de C.V.                                               Mexico                          50
CPW S.A. (Note 13)                                                          Switzerland                     50
CPW-CI LIMITED                                                              Cayman Islands                  50
FYL CORP.                                                                   California                     100
GARDETTO'S BAKERY, INC.                                                     Wisconsin                      100
GENERAL MILLS (BVI) LTD.                                                    British Virgin Islands         100
   CPW SINGAPORE (PTE.) LTD.                                                Singapore                       50
GENERAL MILLS CONTINENTAL, INC. (Note 11)                                   Delaware                       100
   CEREALES PARTNERS L.L.C.                                                 Delaware                        50
      Cereales Partners Colombia Ltda. (Note 20)                            Colombia                       100
GENERAL MILLS DIRECT MARKETING, INC.                                        Delaware                       100
GENERAL MILLS FINANCE, INC.                                                 Delaware                       100
   GENERAL MILLS FACTORING LLC                                              Delaware                       100
GENERAL MILLS HOLDING B.V. (Note 5)                                         The Netherlands                100
   CEREAL PARTNERS FRANCE B.V. (Note 6)                                     The Netherlands                100
   GENERAL MILLS ESPANA B.V. (Note 7)                                       The Netherlands                100
   GENERAL MILLS HOLLAND B.V.                                               The Netherlands                100
   GENERAL MILLS NETHERLANDS B.V. (Note 15)                                 The Netherlands                 70
          General Mills Snacks Holding B.V.                                 The Netherlands                100
              General Mills (Suisse) SVE Sarl                               Switzerland                    100
              General Mills France S.A.                                     France                         100
                  GMSNACKS, SCA (Note 3)                                    France                          43.29
                      Snack Ventures Europe, SCA (Notes 4, 17)              Belgium                         40.49
                           Snack Ventures Inversions, S.L.                  Spain                          100
                               Snack Ventures S.A.                          Spain                          100
                                    Matutano, S.A.                          Portugal                       100
                                        Chipma Sociedade de Productos       Portugal                        50
                                          Alimentares
                                        D'Oro Sociedade de Productos        Portugal                       100
                                          Alimentares
                           Smiths Food Group B.V.                           The Netherlands                100
                           SVE Italia S.r.L.                                Italy                          100
                           Tasty Foods S.A.                                 Greece                         100
                               Tasty Foods Bulgaria                         Bulgaria                       100

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
GENERAL MILLS ICF SARL                                                      Switzerland                    100
   GENERAL MILLS VENTAS DE MEXICO                                           Mexico                          99.66
     S. DE R.L. DE C.V. (Note 19)
   GENERAL MILLS DE MEXICO S. DE R.L. DE C.V. (Note 21)                     Mexico                          99.66
GENERAL MILLS INTERNATIONAL BUSINESSES, INC.                                Delaware                       100
   GENERAL MILLS INTERNATIONAL BUSINESSES TWO, INC.                         Delaware                       100
GENERAL MILLS INTERNATIONAL LIMITED (Note 11)                               Delaware                       100
      Bimaler S.A.                                                          Uruguay                         50
      Cereal Partners Czech Republic, s.r.o.                                Czech Republic                  50
      Cereal Partners Hungaria Ltd.                                         Hungary                         50
      Cereales C.P.W. Bolivia S.R.L.                                        Bolivia                         50
      Cereales CPW Peru Limitada                                            Peru                            50
      Cereales Partners L.L.C.                                              Delaware                        50
      Cereal Partners Slovak Republic, s.r.o.                               Slovak Republic                 50
      CPW do Brasil Ltda.                                                   Brazil                          50
      CPW Hong Kong Limited                                                 Hong Kong                       50
      CPW Trinidad & Tobago, Ltd.                                           Trinidad                        50
      GCF Servicios de Mexico S. de R.L. de C.V. (Note 18)                  Mexico                          99.66
      General Mills Asia Pte. Ltd.                                          Singapore                      100
          CPW Philippines, Inc.                                             Philippines                     50
              Nestle Asean Philippines, Inc. (Note 12)                      The Philippines                 60
      General Mills do Brasil Ltda. (Note 16)                               Brazil                          99
      International Dessert Partners SRLtda. (inactive)                     Peru                            50
      SVE (Hungary) Trading and Manufacturing Limited                       Hungary                         40.5
GENERAL MILLS MAARSSEN B.V.                                                 The Netherlands                100
GENERAL MILLS MAURITIUS, INC.                                               Mauritius                      100
      General Mills Foods (Nanjing) Co. Ltd.                                People's Republic of           100
                                                                               China
GENERAL MILLS MISSOURI, INC.                                                Missouri                       100
GENERAL MILLS NORTH AMERICAN BUSINESSES,INC.                                Delaware                       100
GENERAL MILLS OPERATIONS, INC. (Note 14)                                    Delaware                        96.15
GENERAL MILLS PRODUCTS CORP.                                                Delaware                       100
   INMOBILIARIA SELENE, S.A. DE C.V.                                        Mexico                         100
   GENERAL MILLS CANADA, INC. (Note 8)                                      Canada                         100
GENERAL MILLS SALES, INC.                                                   Delaware                       100
   INTERNATIONAL DESSERT PARTNERS L.L.C. (inactive)                         Delaware                        50
   RDL COAL L.L.C.                                                          Delaware                       100
          MESI Fuel Station No. 1 L.L.C.                                    Ohio                            50
GENERAL MILLS SERVICES, INC.                                                Delaware                       100
GENERAL MILLS U.K. LIMITED                                                  England                        100
   C.P. HELLAS EEIG                                                         Greece                          50
GOLD MEDAL INSURANCE CO. (Note 9)                                           Minnesota                      100
INSIGHTTOOLS LLC                                                            Delaware                        50
LLOYD'S BARBEQUE COMPANY                                                    Minnesota                      100
POPCORN DISTRIBUTORS, INC.                                                  Delaware                       100
SMALL PLANET FOODS, INC.                                                    Washington                     100
YOPLAIT USA, INC.                                                           Delaware                       100

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Notes to list of subsidiaries:
------------------------------

1. Except where noted, the percentage of ownership refers to the total ownership by the indicated parent corporation.

2. General Mills, Inc. also owns a 50% ownership interest in a partnership organized under the laws of Germany.

3. General Mills Snacks Holding B.V. owns a 55.59% interest in GMSNACKS, SCA, and General Mills Products Corp. owns a 1.12% interest in GMSNACKS, SCA.

4.     General Mills Holding B.V. owns a .01% interest in Snack Ventures Europe,
       SCA.

5. General Mills Holding B.V. and General Mills, Inc. together own a 100% interest in a Belgian partnership, General Mills Belgium, SNC, which also has a 50% interest in a partnership organized under the laws of Portugal.

6. Cereal Partners France B.V., General Mills, Inc. and General Mills France S.A. own a 100% interest in a French partnership, GMEAF SNC, which owns a 50% interest in a partnership organized under the laws of France.

7. General Mills Espana B.V. owns a 50% interest in a partnership organized under the laws of Spain.

8. General Mills Canada, Inc. and General Mills Products Corp. together own a 100% interest in a Canadian partnership, General Mills North America Affiliates, which owns a 50% interest in a partnership organized under the laws of the United Kingdom.

9. Eighty-one percent of the voting securities are owned by General Mills, Inc. and 19% of the voting securities are owned by General Mills Canada, Inc.

10. General Mills, Inc. also owns a 50% ownership interest in a partnership organized under the laws of Austria.

11. General Mills Continental, Inc. and General Mills International Limited together own a 100% interest in a Chilean partnership, General Mills Continental, Inc. S.A., which owns a 50% interest in Cereales C.P.W. Chile Limitada, a corporation organized under the laws of Chile; as well as a 100% interest in a Mexican variable capital general partnership known as General Mills International y Compania S. en N.C. de C.V.

12. The remaining 40% ownership interest in Nestle Asean is held in trust by Nestle Pension Fund.

13. General Mills, Inc. also owns a 50% ownership interest in a partnership organized under the laws of Switzerland.

14. Gardetto's Bakery, Inc. owns the other 3.85% ownership interest in General Mills Operations, Inc. General Mills Operations, Inc. also owns a 50% ownership interest in a partnership organized under the laws of the state of Montana; and a 50% ownership interest in a limited liability company organized under the laws of the state of North Dakota.

15. General Mills Holland B.V. owns a 30% ownership interest in General Mills Netherlands B.V.

16. General Mills Continental, Inc. owns a 1% ownership interest in General Mills do Brasil Ltda.

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17.    General Mills also receives 40.5% of the earnings of ten entities which are 100% owned by Pepsi but deemed partnerships for earnings purposes under the terms of our Snack Ventures Europe joint venture protocol.

18. General Mills Continental, Inc. owns a .33% interest in GCF Servicios de Mexico S. de R.L. de C.V.

19. General Mills de Mexico S. de R.L. de C.V. owns a .33% interest in General Mills Ventas de Mexico S. de R.L. de C.V.

20.    Cereales Partners LLC. owns this entity through its Colombian branch.

21. General Mills Ventas de Mexico S. de R.L. de C.V. owns a .33% interest in General Mills de Mexico S. de R.L. de C.V.